Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Michael J. Newport, Chief Executive Officer and William Thomas, Chief Financial Officer of Mainland Resources Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K/A of Mainland Resources Inc. for the year ended February 29, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Annual Report on Form 10-K/A fairly presents in all material respects the financial condition and results of operations of Mainland Resources Inc.

Date:	June 19, 2012

By:	/s/ Michael J. Newport
Michael J. Newport
President and Chief Executive Officer

By:	/s/ William Thomas
William Thomas
Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.